Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS THIRD-QUARTER RESULTS

•	Earnings per diluted share: $4.68 from net income, $4.03 from adjusted operating income*

•	ROE 20.8 percent and adjusted operating ROE* 10.0 percent for the trailing twelve months

•	Deployed capital of $190 million into in-force and other transactions, and repurchased $109 million of common stock

ST. LOUIS, October 25, 2018 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported third-quarter net income of $301.2 million, or $4.68 per diluted share, compared with $227.6 million, or $3.47 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $259.4 million, or $4.03 per diluted share, compared with $226.0 million, or $3.44 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.02 per diluted share on net income and adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2018	2017	2018	2017
Net premiums	$2,562,042	$2,489,797	$7,739,053	$7,335,944
Net income	301,199	227,591	605,803	605,293
Net income per diluted share	4.68	3.47	9.30	9.23
Adjusted operating income*	259,417	226,048	567,217	541,787
Adjusted operating income per diluted share*	4.03	3.44	8.71	8.26
Book value per share	136.29	125.79
Book value per share, excluding accumulated other comprehensive income (AOCI)*	123.37	100.54
Total assets	62,972,642	58,694,031

*	See ‘Use of Non-GAAP Financial Measures’ below

In the third quarter, consolidated net premiums totaled $2.6 billion, up 3 percent from last year’s third quarter of $2.5 billion, with adverse net foreign currency effects of $33.4 million. Excluding spread-based businesses and the value of associated derivatives, investment income decreased slightly versus a year ago, as a 4 percent increase in average assets was more than offset by year-over-year decline in variable investment income. The average investment yield, excluding spread businesses, was down 24 basis points from the third quarter of 2017 to 4.57 percent, as variable investment income was above-average in both periods, but especially strong in the year-ago period. The average investment yield was up 25 basis points from the second-quarter yield, primarily due to a higher level of variable investment income in the third quarter.

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The GAAP effective tax rate this quarter was 6.7 percent on pre-tax income. The GAAP effective tax rate was affected by the release of a valuation allowance previously established as part of the Company’s provisional estimate of the effects of the Tax Cuts and Jobs Act of 2017.

The effective tax rate was 24.5 percent on pre-tax adjusted operating income, slightly higher than the expected range of 21 to 24 percent primarily due to the annual geographic mix of earnings.

Anna Manning, President and Chief Executive Officer, commented, “This was a very strong quarter for us, with this quarter’s performance offsetting some softness in the first two quarters of the year. I want to reiterate a few key points that this quarter’s results reinforce. First, our global operating platform, which is diversified by both geography and product, continues to serve us well. Second, the nature of our business is such that we expect short-term volatility by segment, but we expect this volatility to even out over longer periods of time. Finally, we continue to use a balanced approach to effectively manage our capital over time, and this quarter’s deployment and share repurchases demonstrate our discipline toward this end.

“Highlights for the quarter include a strong result for our U.S. Individual Mortality business due to very favorable mortality experience and strong performances from EMEA and Asia. Strength in these areas more than offset the unfavorable experience in the U.S. Group business and in Australia.

“We deployed $190 million of our excess capital into in-force and other transactions, and we repurchased $109 million of shares, bringing year-to-date deployment and repurchases to $280 million and $259 million, respectively. We ended the quarter with an excess capital position of approximately $1.1 billion, down from the previous quarter.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax income of $116.3 million, compared with $160.5 million in the third quarter of 2017. Pre-tax adjusted operating income totaled $116.4 million for the quarter, compared with $162.0 million in last year’s third quarter. Results for the current quarter reflected favorable individual mortality experience and above-average variable investment income, somewhat offset by unfavorable group experience. The year-ago period results were strong, and reflected very favorable morality experience and variable investment income.

Traditional net premiums were up 3 percent from last year’s third quarter to $1,360.1 million.

Financial Solutions

The Asset-Intensive business reported pre-tax income of $65.5 million compared with $67.1 million last year. Third-quarter pre-tax adjusted operating income totaled $63.8 million compared with $72.6 million in the prior-year period. Current-period results were attributable to favorable overall experience in terms of spreads and equity markets, while prior-year results reflected favorable experience on payout annuities and above-average variable investment income.
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The Financial Reinsurance business reported pre-tax income and pre-tax adjusted operating income of $21.6 million, relatively flat compared with $22.0 million the year before.

Canada

Traditional

The Canada Traditional segment reported pre-tax income of $21.1 million, compared with $28.8 million the year before. Pre-tax adjusted operating income declined to $20.0 million, from $27.4 million a year ago, attributable to unfavorable individual mortality experience due to a greater number of large claims. Foreign currency exchange rates had an adverse effect of $1.1 million on pre-tax income and $1.0 million on pre-tax adjusted operating income.

Reported net premiums totaled $243.1 million for the quarter, up 8 percent over $225.8 million in the year-ago period primarily due to new business and in particular an in-force transaction entered into earlier this year. Net foreign currency fluctuations had an adverse effect of $10.5 million on net premiums.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported third-quarter pre-tax income and pre-tax adjusted operating income of $1.6 million, compared with $4.5 million a year ago. Current-period results were relatively in line with expectations, while the prior-year period had favorable longevity experience. Net foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $0.1 million.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income and pre-tax adjusted operating income of $18.4 million, compared with $15.4 million in last year’s third quarter. The current-period results reflected modestly favorable experience across most markets. Net foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $0.4 million for the quarter.

Reported net premiums decreased slightly to $340.4 million compared with a strong year-ago period that included single premium treaties. Foreign currency exchange rates adversely affected net premiums by $6.4 million.

Financial Solutions

The EMEA Financial Solutions business segment, which consists of longevity, asset-intensive and fee-based transactions, reported third-quarter pre-tax income of $56.2 million, compared with $31.0 million in the year-ago period. Pre-tax adjusted operating income totaled $56.4 million, compared with $29.7 million the year before, due to favorable longevity experience. Net foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $0.7 million.

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Asia Pacific

Traditional

The Asia Pacific Traditional segment’s pre-tax income and pre-tax adjusted operating income increased to
$62.0 million, up from $26.6 million in the prior-year period, due to favorable experience in Asia, which was slightly offset by a loss in Australia. The year-ago period results reflected earnings below expectations in Asia and a modest loss in Australia. Net foreign currency fluctuations had a favorable effect of $1.2 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums increased 3 percent to $551.7 million, reflecting growth on new and existing treaties in Asia, offset by a reduction in Australia due to treaty recaptures. The year-ago period included strong growth across the region. Foreign currency exchange rates had an adverse effect of $14.9 million on net premiums.

Financial Solutions

The Asia Pacific Financial Solutions business segment, which consists of asset-intensive and fee-based transactions, reported third-quarter pre-tax income of $0.2 million, compared with pre-tax losses of $0.2 million in the prior-year period. Pre-tax adjusted operating income totaled $1.3 million, compared with pre-tax adjusted operating losses of $0.2 million the year before. Both periods reflect the negative effects of a treaty in runoff, but to a lesser extent in the current period. Net foreign currency fluctuations had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Corporate and Other

The Corporate and Other segment’s pre-tax losses totaled $40.3 million, compared with pre-tax losses of $15.4 million the year before. Pre-tax adjusted operating losses were $18.1 million, compared with year-ago pre-tax adjusted operating losses of $21.7 million, as the current period benefited from higher variable investment income.

Dividend Declaration

The board of directors declared a regular dividend of $0.60, payable November 27 to shareholders of record as of November 6.

Earnings Conference Call

A conference call to discuss third-quarter results will begin at 11 a.m. Eastern Time on Friday, October 26. Interested parties may access the call by dialing 877-397-0272 (domestic) or 719-325-4789 (international). The access code is 5685420. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.                     - more -

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Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.3 trillion of life reinsurance in force and assets of $63.0 billion as of September 30, 2018. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

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Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, ratios, future financial performance, and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the previous paragraphs as “we,” “us” or
“our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business,
(3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (7)
inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate acquired blocks of business and entities, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the
Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the benefits or burdens associated with the
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Tax Cuts and Jobs Act of 2017 may be different than expected, (28) the effect of the Company’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2017 Annual Report.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in thousands, except per share data)

(Unaudited)	Three Months Ended September 30,
	2018		2017
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$301,199	$4.68	$227,591	$3.47
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	41,548	0.65	(2,254)	(0.05)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	485	0.01	(4,838)	(0.07)
Embedded derivatives:
Included in investment related gains/losses, net	(23,741)	(0.37)	(10,946)	(0.17)
Included in interest credited	(1,266)	(0.02)	(888)	(0.01)
DAC offset, net	(86)	—	17,450	0.27
Investment (income) loss on unit-linked variable annuities	(1,898)	(0.03)	(1,609)	(0.02)
Interest credited on unit-linked variable annuities	1,898	0.03	1,609	0.02
Non-investment derivatives	(437)	(0.01)	(67)	—
Effects of the Tax Cut and Jobs Act of 2017	(58,285)	(0.91)	—	—
Adjusted operating income	$259,417	$4.03	$226,048	$3.44

(Unaudited)	Nine Months Ended September 30,
	2018		2017
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$605,803	$9.30	$605,293	$9.23
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	95,445	1.47	(7,421)	(0.12)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(1,733)	(0.03)	(8,034)	(0.12)
Embedded derivatives:
Included in investment related gains/losses, net	(65,236)	(1.00)	(80,192)	(1.22)
Included in interest credited	(23,384)	(0.36)	(23,832)	(0.36)
DAC offset, net	18,146	0.28	55,933	0.85
Investment (income) loss on unit-linked variable annuities	(3,063)	(0.05)	(4,093)	(0.06)
Interest credited on unit-linked variable annuities	3,063	0.05	4,093	0.06
Non-investment derivatives	—	—	40	—
Effects of the Tax Cut and Jobs Act of 2017	(61,824)	(0.95)	—	—
Adjusted operating income	$567,217	$8.71	$541,787	$8.26
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30, 2018
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$322,661	$21,462	6.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	52,455	10,907
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	614	129
Embedded derivatives:
Included in investment related gains/losses, net	(30,052)	(6,311)
Included in interest credited	(1,602)	(336)
DAC offset, net	(110)	(24)
Investment (income) loss on unit-linked variable annuities	(2,402)	(504)
Interest credited on unit-linked variable annuities	2,402	504
Non-investment derivatives	(553)	(116)
Effects of the Tax Cut and Jobs Act of 2017	—	58,285
Adjusted operating income	$343,413	$83,996	24.5%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Income before income taxes	$322,661	$340,162	$707,874	$887,321
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	52,455	(3,113)	121,319	(7,939)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	614	(7,443)	(2,194)	(12,360)
Embedded derivatives:
Included in investment related gains/losses, net	(30,052)	(16,839)	(82,577)	(123,372)
Included in interest credited	(1,602)	(1,367)	(29,600)	(36,665)
DAC offset, net	(110)	26,845	22,969	86,050
Investment (income) loss on unit-linked variable annuities	(2,402)	(2,475)	(3,877)	(6,297)
Interest credited on unit-linked variable annuities	2,402	2,475	3,877	6,297
Non-investment derivatives	(553)	(102)	—	62
Pre-tax adjusted operating income	$343,413	$338,143	$737,791	$793,097

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$116,328	$90		$(57)		$116,361
Financial Solutions:
Asset-Intensive	65,490	11,080	(1)	(12,788)	(2)	63,782
Financial Reinsurance	21,583	—		—		21,583
Total U.S. and Latin America	203,401	11,170		(12,845)		201,726
Canada Traditional	21,149	(1,197)		—		19,952
Canada Financial Solutions	1,646	—		—		1,646
Total Canada	22,795	(1,197)		—		21,598
EMEA Traditional	18,370	—		—		18,370
EMEA Financial Solutions	56,205	226		—		56,431
Total EMEA	74,575	226		—		74,801
Asia Pacific Traditional	62,007	(1)		—		62,006
Asia Pacific Financial Solutions	206	1,133		—		1,339
Total Asia Pacific	62,213	1,132		—		63,345
Corporate and Other	(40,323)	22,266		—		(18,057)
Consolidated	$322,661	$33,597		$(12,845)		$343,413

(1)	Asset-Intensive is net of $(18,919) DAC offset.

(2)	Asset-Intensive is net of $18,809 DAC offset.

(Unaudited)	Three Months Ended September 30, 2017
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$160,512	$8		$1,495		$162,015
Financial Solutions:
Asset-Intensive	67,126	16,379	(1)	(10,924)	(2)	72,581
Financial Reinsurance	21,992	—		—		21,992
Total U.S. and Latin America	249,630	16,387		(9,429)		256,588
Canada Traditional	28,789	(1,428)		—		27,361
Canada Financial Solutions	4,472	—		—		4,472
Total Canada	33,261	(1,428)		—		31,833
EMEA Traditional	15,421	—		—		15,421
EMEA Financial Solutions	30,953	(1,285)		—		29,668
Total EMEA	46,374	(1,285)		—		45,089
Asia Pacific Traditional	26,564	—		—		26,564
Asia Pacific Financial Solutions	(229)	(16)		—		(245)
Total Asia Pacific	26,335	(16)		—		26,319
Corporate and Other	(15,438)	(6,248)		—		(21,686)
Consolidated	$340,162	$7,410		$(9,429)		$338,143

(1)	Asset-Intensive is net of $18,068 DAC offset.

(2)	Asset-Intensive is net of $8,777 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Nine Months Ended September 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$191,198	$141		$(5,516)		$185,823
Financial Solutions:
Asset-Intensive	173,592	65,259	(1)	(75,668)	(2)	163,183
Financial Reinsurance	63,290	—		—		63,290
Total U.S. and Latin America	428,080	65,400		(81,184)		412,296
Canada Traditional	66,661	1,010		—		67,671
Canada Financial Solutions	8,381	—		—		8,381
Total Canada	75,042	1,010		—		76,052
EMEA Traditional	40,259	(9)		—		40,250
EMEA Financial Solutions	160,738	(8,921)		—		151,817
Total EMEA	200,997	(8,930)		—		192,067
Asia Pacific Traditional	143,756	(6)		—		143,750
Asia Pacific Financial Solutions	8,365	(2,884)		—		5,481
Total Asia Pacific	152,121	(2,890)		—		149,231
Corporate and Other	(148,366)	56,511		—		(91,855)
Consolidated	$707,874	$111,101		$(81,184)		$737,791

(1)	Asset-Intensive is net of $(8,024) DAC offset.

(2)	Asset-Intensive is net of $30,993 DAC offset.

(Unaudited)	Nine Months Ended September 30, 2017
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$281,066	$7		$185		$281,258
Financial Solutions:
Asset-Intensive	239,898	51,207	(1)	(116,996)	(2)	174,109
Financial Reinsurance	59,791	—		—		59,791
Total U.S. and Latin America	580,755	51,214		(116,811)		515,158
Canada Traditional	80,953	(5,638)		—		75,315
Canada Financial Solutions	12,489	—		—		12,489
Total Canada	93,442	(5,638)		—		87,804
EMEA Traditional	40,751	(7)		—		40,744
EMEA Financial Solutions	91,776	(8,102)		—		83,674
Total EMEA	132,527	(8,109)		—		124,418
Asia Pacific Traditional	121,574	—		—		121,574
Asia Pacific Financial Solutions	11,020	(9,090)		—		1,930
Total Asia Pacific	132,594	(9,090)		—		123,504
Corporate and Other	(51,997)	(5,790)		—		(57,787)
Consolidated	$887,321	$22,587		$(116,811)		$793,097

(1)	Asset-Intensive is net of $42,824 DAC offset.

(2)	Asset-Intensive is net of $43,226 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Earnings per share from net income:
Basic earnings per share	$4.76	$3.53	$9.47	$9.39
Diluted earnings per share	$4.68	$3.47	$9.30	$9.23

Diluted earnings per share from adjusted operating income	$4.03	$3.44	$8.71	$8.26
Weighted average number of common and common equivalent shares outstanding	64,296	65,653	65,130	65,604

(Unaudited)	At September 30,
	2018	2017
Treasury shares	16,187	14,770
Common shares outstanding	62,951	64,368
Book value per share outstanding	$136.29	$125.79
Book value per share outstanding, before impact of AOCI	$123.37	$100.54

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At September 30,
	2018	2017
Book value per share outstanding	$136.29	$125.79
Less effect of AOCI:
Accumulated currency translation adjustments	(1.90)	(1.62)
Unrealized appreciation of securities	15.61	27.51
Pension and postretirement benefits	(0.79)	(0.64)
Book value per share outstanding, before impact of AOCI	$123.37	$100.54

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in thousands)

(Unaudited)
Trailing Twelve Months:	September 30, 2018
Stockholders' average equity	$8,771,188
Less effect of AOCI:
Accumulated currency translation adjustments	(107,960)
Unrealized appreciation of securities	1,543,862
Pension and postretirement benefits	(48,790)
Stockholders' average equity, excluding AOCI	$7,384,076

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in thousands)

(Unaudited)		Return on Equity
Trailing Twelve Months:	Income
Net Income	$1,822,691	20.8%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	109,509
Change in fair value of embedded derivatives	(125,744)
Deferred acquisition cost offset, net	32,595
Statutory tax rate changes and subsequent effects	(1,100,935)
Adjusted operating income	$738,116	10.0%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Net premiums	$2,562,042	$2,489,797	$7,739,053	$7,335,944
Investment income, net of related expenses	572,742	556,918	1,617,132	1,589,820
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(10,705)	(390)	(14,055)	(20,980)
Other investment related gains (losses), net	(9,312)	23,043	(17,004)	160,451
Total investment related gains (losses), net	(20,017)	22,653	(31,059)	139,471
Other revenue	112,764	75,942	272,020	218,091
Total revenues	3,227,531	3,145,310	9,597,146	9,283,326
Benefits and expenses:
Claims and other policy benefits	2,209,920	2,100,680	6,851,614	6,371,188
Interest credited	143,292	126,099	333,068	349,068
Policy acquisition costs and other insurance expenses	310,639	365,424	987,817	1,064,645
Other operating expenses	200,262	168,417	586,495	481,279
Interest expense	33,290	36,836	107,769	108,590
Collateral finance and securitization expense	7,467	7,692	22,509	21,235
Total benefits and expenses	2,904,870	2,805,148	8,889,272	8,396,005
Income before income taxes	322,661	340,162	707,874	887,321
Provision for income taxes	21,462	112,571	102,071	282,028
Net income	$301,199	$227,591	$605,803	$605,293
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